UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 10, 2006

MEDI-HUT CO., INC.
(Exact name of registrant as specified in charter)

Nevada	0-27119	22-2436721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Morris Avenue, Spring Lake, New Jersey		07762
(Address of principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 919-2799

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On November 10, 2006, Medi-Hut Co., Inc. (“Med-Hut” or the “Company”) entered into a technology license agreement (the “License Agreement”) with The Research Foundation of State University of New York, for and on behalf of the University at Buffalo (the “Foundation”), Donald D. Hickey, M.D. (“Hickey”) and Clas E. Lundgren (“Lundgren”). The Foundation, Hickey and Lundgren shall be collectively referred to herein as the “Licensor”.

Pursuant to the License Agreement, the Licensor granted the Company the exclusive world-wide rights to develop, make and sell certain proprietary technologies known as the Hickey Cardiac Monitor System (“HCMS”), a minimally invasive two-balloon esophageal catheter system used to monitor cardiac performance. The term of the License Agreement commenced on the date of the License Agreement and ends on the later of (i) the expiration date of the last to expire patent right related to the HCMS or (ii) ten years from the sale of the first HCMS product.

Under the Licensing Agreement, the Company is required to pay the Licensor a royalty of 5% on annual net sales, as defined in the License Agreement, subject to certain reductions as detailed in the License Agreement. Beginning with the first full year of sales of the HCMS in the United States and for two years thereafter, the Company is required to pay an annual minimum royalty of $100,000 to the Licensor against which any royalty on net sales paid in the same calendar year for sales in the United States will be credited. Further, beginning with the first full year of sales of the HCMS outside the United States and for two years thereafter, the Company is required to pay an annual minimum royalty of $100,000 to the Licensor against which any royalty on net sales paid in the same calendar year for sales outside the United States will be credited. In addition, the Company is required to pay the Licensor 25% of all sublicensing revenue received by the Company in connection with the HCMS. The Company is also obligated to make milestone payments to the Licensor as follows: (i) first insertion of a catheter utilizing the HCMS in a human clinical trial - $75,000; (ii) first submission of the HCMS for regulatory approval in any country - $100,000; and (iii) first notice of regulatory approval to market the HCMS in any country - $150,000. Further, the Company will reimburse the Licensor $264,300 for patent costs incurred prior to the execution of the License Agreement as follows: $40,900 within five (5) days of the signing of the License Agreement; $80,000 on or before November 1, 2007 and $143,400 on or before November 1, 2008.

The License Agreement also requires the Company to use commercially reasonable efforts to commercialize and market the HCMS within certain timeframes, subject to specified exceptions as detailed in the License Agreement. Further, the License Agreement contains standard provisions regarding indemnification, termination and patent prosecution.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.24
Technology License Agreement dated November 10, 2006 between Medi-Hut Co., Inc. and The Research Foundation of State University of New York, for and on behalf of the University at Buffalo, Donald D. Hickey, M.D. and Clas E. Lundgren.

99.1	Press Release Re: Medi-Hut Acquires Exclusive Rights to Develop, Make and Sell the Hickey Cardiac Monitor System

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDI-HUT CO., INC.
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance
Chairman of the Board, President and Chief Executive Officer

Date: November 14, 2006